SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 31, 2005

                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)

             1-11476                                    95-3977501
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     (Commission File Number)              (I.R.S.  Employer Identification No.)

 13520 Evening Creek Drive, Suite 130,
        San Diego, California                              92128
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(Address of Principal Executive Offices)                (Zip Code)

                                 (858) 391-3400
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Officers

On and effective as of August 31, 2005, the Company accepted the resignations of Fred Lundberg and Steve Racoosin as directors. The resignations of Mssrs. Lundberg and Racoosin were tendered pursuant to their respective contractual obligations to resign as directors upon the appointment or election of two individuals recommended for election to the Company's Board of Directors by certain holders of the Company's Series A Preferred Stock.

On and effective as of August 31, 2005, the Company's Board of Directors elected Mr. Ross M. Patten and Mr. Sam Pina Cortez to fill the vacancies resulting from the resignations by Mr. Lundberg and Mr. Racoosin in accordance with the Company's Bylaws. Both Mr. Patten and Mr. Cortez were recommended for appointment to the Board of Directors by certain holders of the Company's Series A Preferred Stock pursuant to a contractual obligation. Mr. Patten was also appointed to the Audit Committee, Compensation Committee and Finance Committee of the Company's Board of Directors. Mr. Cortez was also appointed to the Audit Committee, Compensation Committee and Finance Committee of the Company's Board of Directors.

On and effective as of August 31, 2005, Chairman of the Board John Pimentel replaced Thomas L. Collins as the Chief Executive Officer of the Company, who resigned as Chief Executive Officer of the Company and was named an Executive Vice President of the Company.

Ross M. Patten is Chairman of the Board and a Vice President of Synagro Technologies, Inc., a residuals management company. Mr. Patten served as the Chief Executive Officer of Synagro Technologies, Inc. from February 1998 until September 2003. Mr. Patten has led the increase in revenues at Synagro from $34 million in revenues in 1998 to over $326 million in revenues in 2004 through the successful execution of a growth and acquisition strategy. Prior to joining Synagro Technologies, Inc., Mr. Patten enjoyed a 17-year career at Browning-Ferris Industries, where he last served as Divisional Vice President--Corporate Development. He also served as Executive Vice President for Development of Wheelabrator Technologies, a Waste Management, Inc. subsidiary, and Director and Vice President--Business Development at Resource NE, Inc. prior to its acquisition by Waste Management, Inc. Mr. Patten was a founder, principal and Managing Director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford Management, which provides consulting services to publicly held waste management and environment related companies in the areas of growth and acquisition strategy formation and implementation.

Sam Pina Cortez has been a principal at KCL Development, LLC since 2003, where he provides business consulting and financial advisory services, primarily to growth companies and new business ventures. Prior to KCL Development, Mr. Cortez spent over twelve years in investment banking, focused primarily in the environmental industry. From 200 to 2003, Mr. Cortez was a Senior Vice President of Investment Banking at Lehman Brothers, and prior to that he worked as an investment banker at Donaldson, Lufkin & Jenrette, Alex. Brown & Sons Incorporated and Morgan Stanley International. He completed dozens of capital raising and mergers & acquisitions transactions for environmental companies, including Allied Waste, American Disposal, Casella Waste, Chem-Nuclear Services, Envirofil, ReSource NE, Sanifill, Stericycle, Superior Services, Synagro, United Waste, USA Waste, and Waste Management. Mr. Cortez received a Masters in Business Administration from the Harvard Graduate School of Business Administration and a B.S. in Chemical Engineering from the University of California, Berkeley.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         WORLD WASTE TECHNOLOGIES, INC.

                                         By:/s/ John Pimentel
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                                            John Pimentel
                                            Chief Executive Officer
Date: September 2, 2005